CUMULUS MEDIA Reports Operating Results for the Third Quarter 2021

ATLANTA, GA — November 3, 2021: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” "CUMULUS MEDIA," “we,” “us,” or “our”) today announced operating results for the nine months ended September 30, 2021.

Mary G. Berner, President and Chief Executive Officer of CUMULUS MEDIA, said, "Our third quarter results exceeded expectations across the board, despite the ongoing impacts of COVID-19. This performance is yet another strong example of the continuing success of our evolution from a one-dimensional radio company to a multi-dimensional, audio-first media company. We see significant and continued upside potential and multiple drivers of shareholder value, which include additional radio market recovery, several fast-growing digital business lines, attractive free cash flow conversion, a strong balance sheet and liquidity profile, and substantial optionality regarding future capital allocation.”

Key Highlights:

•Released new investor presentation on September 20th highlighting the Company’s strategic positioning and levers to drive future shareholder value – the presentation (updated through 3Q) can be found on our website

•Delivered continued positive revenue trajectory across all ad channels
◦Increased total revenue by 21% year-over-year
◦Increased digital revenue by 67% year-over-year

•Further strengthened balance sheet through cash generation, M&A and debt forgiveness
◦Generated $13 million of cash from operations and $34 million of gross proceeds from Nashville land sale
◦Finished quarter with total cash balance of $153 million
◦Received forgiveness of $20 million of PPP Loans (after quarter end)
◦Reported total debt of $826 million as of September 30th and net debt of $673 million, an approximately 45% reduction since June 30, 2018 ($653 million pro forma for PPP Loan forgiveness) (1)

•Reiterating 2022 EBITDA guidance range of $175 - $200 million (2)
◦Implied 2022 revenue of approximately $1.0+ billion
◦Maintain expectation of more than $70 million of permanent fixed cost reductions vs. 2019

(1) Net debt is defined as total debt of $826 million less cash and cash equivalents of $153 million. Pro forma for PPP Loan forgiveness gives effect to the $20 million in PPP Loan forgiveness. June 30, 2018 was the first reporting period following the Company's emergence from bankruptcy.
(2) With respect to our forward-looking guidance, no reconciliation between a non-GAAP measure to the closest corresponding GAAP measure is included because we are unable to quantify certain reconciling amounts that would be required to be included in the GAAP measure without unreasonable efforts such as certain non-operating expenses, income tax expense (benefit), stock-based compensation expense and restructuring costs, due to the high variability, unpredictability and low visibility with respect to the amounts. We also believe such reconciliations would imply a degree of precision that may be misleading to investors. The unavailable information could have a significant impact on the company's future financial results.

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended September 30, 2021, the Company reported net revenue of $237.7 million, an increase of 21.0% from the three months ended September 30, 2020, net income of $27.4 million and Adjusted EBITDA of $45.8 million.

For the nine months ended September 30, 2021, the Company reported net revenue of $664.2 million, an increase of 16.5% from the nine months ended September 30, 2020, net loss of $0.4 million and Adjusted EBITDA of $91.6 million.

As Reported	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	% Change
Net revenue	$237,716	$196,385	21.0%
Net income (loss)	$27,448	$(15,803)	N/A
Adjusted EBITDA (3)	$45,828	$20,331	125.4%
Basic income (loss) per share	$1.34	$(0.78)	N/A
Diluted income (loss) per share	$1.32	$(0.78)	N/A

As Reported	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	% Change
Net revenue	$664,163	$570,321	16.5%
Net loss	$(360)	$(59,470)	99.4%
Adjusted EBITDA (3)	$91,617	$41,681	119.8%
Basic loss per share	$(0.02)	$(2.93)	99.3%
Diluted loss per share	$(0.02)	$(2.93)	99.3%

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	% Change
Broadcast radio revenue:
Spot	$122,004	$108,734	12.2%
Network	63,873	52,767	21.0%
Total broadcast radio revenue	185,877	161,501	15.1%
Digital	33,337	19,946	67.1%
Other	18,502	14,938	23.9%
Net revenue	$237,716	$196,385	21.0%

(3)Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measures.”

As Reported	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	% Change
Broadcast radio revenue:
Spot	$335,787	$303,113	10.8%
Network	181,249	160,217	13.1%
Total broadcast radio revenue	517,036	463,330	11.6%
Digital	91,837	62,173	47.7%
Other	55,290	44,818	23.4%
Net revenue	$664,163	$570,321	16.5%

Balance Sheet Summary (dollars in thousands):

	September 30, 2021	December 31, 2020
Cash and cash equivalents	$152,917	$271,761
Term loan due 2026 (4)	$356,240	$469,411
6.75% Senior notes (4)	$449,695	$452,836
2020 Revolving credit facility	$—	$60,000
Payroll Protection Program loans	$20,000	$—

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Capital expenditures	$21,988	$9,559

(4)Excludes unamortized debt issuance costs.

Earnings Conference Call Details
The Company will host a conference call today at 4:30 PM ET to discuss its third quarter operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 624261. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties related to the implementation of our strategic operating plans, the evolving and uncertain nature of the COVID-19 pandemic and its impact on the Company, the media industry, and the economy in general and other risk factors described from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. CUMULUS MEDIA assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About CUMULUS MEDIA
CUMULUS MEDIA (NASDAQ: CMLS) is an audio-first media company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. CUMULUS MEDIA engages listeners with high-quality local programming through 412 owned-and-operated radio stations across 86 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, CNN, the AP, the Academy of Country Music Awards, and many other world-class partners across nearly 7,300 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the CUMULUS Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. CUMULUS MEDIA provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. CUMULUS MEDIA is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") is the financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our Refinanced Credit Agreement.

In determining Adjusted EBITDA, we exclude the following from net income (loss): interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations, local marketing agreement fees, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

The Company presents the non-GAAP financial measure "net debt" which is total debt less cash and cash equivalents. Management believes that net debt is an important measure to monitor leverage and evaluate the balance sheet. We refer to Adjusted EBITDA, with and excluding the impact of political advertising, net revenue, excluding impact of political revenue, and net debt as the "Non-GAAP Financial Measures."

Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net revenue	$237,716	$196,385	$664,163	$570,321
Operating expenses:
Content costs	87,279	82,014	260,309	236,304
Selling, general & administrative expenses	93,213	86,323	276,375	269,856
Depreciation and amortization	13,223	13,151	39,796	39,063
Local marketing agreement fees	373	984	1,062	3,037
Corporate expenses	12,171	7,897	44,691	23,069
Stock-based compensation expense	1,372	861	3,787	2,565
Restructuring costs	2,474	8,168	6,948	13,431
(Gain) loss on sale or disposal of assets or stations	(20,197)	1,930	(20,659)	7,513
Impairment of intangible assets	—	—	—	4,509
Total operating expenses	189,908	201,328	612,309	599,347
Operating income (loss)	47,808	(4,943)	51,854	(29,026)
Non-operating expense:
Interest expense	(16,187)	(15,930)	(51,827)	(48,977)
Other expense, net	(505)	(12)	(330)	(70)
Total non-operating expense, net	(16,692)	(15,942)	(52,157)	(49,047)
Income (loss) before income taxes	31,116	(20,885)	(303)	(78,073)
Income tax (expense) benefit	(3,668)	5,082	(57)	18,603
Net income (loss)	$27,448	$(15,803)	$(360)	$(59,470)

The following tables reconcile net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
GAAP net income (loss)	$27,448	$(15,803)
Income tax expense (benefit)	3,668	(5,082)
Non-operating expense, including net interest expense	16,692	15,942
Local marketing agreement fees	373	984
Depreciation and amortization	13,223	13,151
Stock-based compensation expense	1,372	861
(Gain) loss on sale or disposal of assets or stations	(20,197)	1,930
Restructuring costs	2,474	8,168
Non-routine legal expenses	589	—
Franchise taxes	186	180
Adjusted EBITDA	$45,828	$20,331

As Reported	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
GAAP net loss	$(360)	$(59,470)
Income tax expense (benefit)	57	(18,603)
Non-operating expense, including net interest expense	52,157	49,047
Local marketing agreement fees	1,062	3,037
Depreciation and amortization	39,796	39,063
Stock-based compensation expense	3,787	2,565
Impairment of intangible assets	—	4,509
(Gain) loss on sale or disposal of assets or stations	(20,659)	7,513
Restructuring costs	6,948	13,431
Non-routine legal expenses	8,216	—
Franchise taxes	613	589
Adjusted EBITDA	$91,617	$41,681

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
As reported net revenue	$237,716	$196,385
Political revenue	(943)	(5,842)
As reported net revenue, excluding impact of political revenue	$236,773	$190,543

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
As reported Adjusted EBITDA	$45,828	$20,331
Political EBITDA	(849)	(5,258)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$44,979	$15,073

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
As reported net revenue	$664,163	$570,321
Political revenue	(3,265)	(11,951)
As reported net revenue, excluding impact of political revenue	$660,898	$558,370

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
As reported Adjusted EBITDA	$91,617	$41,681
Political EBITDA	(2,939)	(10,756)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$88,678	$30,925
-